Exhibit 1.1

EXECUTION VERSION

4,650,000 Shares

MACK-CALI REALTY CORPORATION

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

February 1, 2007

February 1, 2007

Morgan Stanley & Co. Incorporated
and the several Underwriters named in Schedule I hereto
c/o Morgan Stanley & Co. Incorporated

1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Mack-Cali Realty Corporation, a Maryland corporation qualified as a real estate investment trust (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 4,650,000 shares of its common stock, par value $0.01 per share (the “Shares”).  The shares of common stock, par value $0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule II hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated July 12, 2004 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary form of the Prospectus, if any.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Basic Prospectus and the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, “Time of Sale” means 7:30 a.m., New York City time, on February 2, 2007, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration

Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.     Representations and Warranties.  The Company and the Operating Partnership (as defined below), jointly and severally, represent and warrant to and agree with the Underwriters that:

(a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well known seasoned issuer (as defined in rule 405 under the Securities Act) at the times specified in the Securities Act in connection with the offering of the Shares.

(b)   (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi)  each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(c)   The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sales Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole.

(e)   Mack-Cali Realty, L.P., a Delaware limited partnership, of which the Company is the general partner (the “Operating Partnership”) has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Operating Partnership and its subsidiaries, taken as a whole.

(f)    Each of the subsidiaries of the Operating Partnership (the “Subsidiaries”) has been duly formed and is validly existing as a general or limited partnership or corporation in good standing under the laws of the jurisdiction of its organization, and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Operating Partnership and its subsidiaries, taken as a whole.  The issued shares of capital stock of each of the Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable, and all of the partnership interests in each Subsidiary that is a partnership are validly issued and fully paid.  Except as described in the Time of Sale Prospectus, all of such shares and interests in the Subsidiaries owned by the Operating Partnership are owned beneficially by the Operating Partnership or another Subsidiary free and clear of any security interests, mortgages, pledges, grants, liens, encumbrances, equities or claims.

(g)   There are no outstanding (A) securities or obligations of the Operating Partnership or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company, the Operating Partnership or any Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company, the Operating Partnership or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company, the Operating Partnership or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options, except as described in the Time of Sale Prospectus.

(h)   The Operating Partnership, the Company and each of the Subsidiaries has full power, corporate or other, to own or lease their respective properties and conduct their respective businesses as described in the Time of Sale Prospectus; and the Company and the Operating Partnership have full power, corporate or other, to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

(i)    The Operating Partnership has an authorized, issued and outstanding capitalization as set forth in the Time of Sale Prospectus and the Prospectus.  All of the partnership interests of the Operating Partnership have been duly authorized and the partnership interests of the Operating Partnership outstanding are validly issued and fully paid.

(j)    This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(k)   The Company has an authorized, issued and outstanding capitalization as set forth in the Time of Sale Prospectus and the Prospectus. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(l)    The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(m)  The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(n)   There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o)   Each preliminary prospectus, if any, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)   No holders of outstanding shares of capital stock of the Company or the Operating Partnership are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and no holder of securities of the Company, the Operating Partnership or any Subsidiary has any right which has not been waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the public offering contemplated by this Agreement.

(q)   The combined financial statements, schedules and selected financial data of the Company and the Operating Partnership and their consolidated subsidiaries and the consolidated financial statements, schedules and selected financial data of the Company and the Operating Partnership and their consolidated subsidiaries included in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the combined financial position of the Company and the Operating Partnership, as the case may be, and the results of operations and changes in financial condition as of the dates and periods therein specified.  Such combined and consolidated financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).

(r)    The pro forma financial statements and other pro forma financial information included in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements and the assumptions used in the preparation thereof are, in the opinion of the Company and the Operating Partnership, reasonable. The financial information included in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents, on the basis stated in the Time of Sale Prospectus, the information included therein, and complies with the requirements of Regulation G and Item 10 of Regulation S-K of the Commission.

(s)   PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and the Operating Partnership and delivered its reports with respect to the audited consolidated and combined financial statements and schedules and the internal control over financial reporting of the Company and the Operating Partnership, and any other accounting firm that has certified financial statements and delivered its reports with respect thereto, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act, the Exchange Act and the respective rules and regulations thereunder.

(t)     No legal or governmental proceedings are pending to which the Company, the Operating Partnership or any of their respective subsidiaries or to which the property of the Company, the Operating Partnership or any of their respective subsidiaries is subject, that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company, the Operating Partnership or any of their respective subsidiaries; and no contract or other document is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

(u)    The issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company and the Operating Partnership with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Operating Partnership, the Company or any of their respective subsidiaries pursuant to any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Operating Partnership, the Company or any of their respective subsidiaries is a party or by which the Operating Partnership or any of their respective subsidiaries or any other of their respective properties are bound, or the Agreement of Limited Partnership, Articles of Incorporation, By-laws or other organizational documents, as the case may be, of the Company, the Operating Partnership or any of their respective subsidiaries, or any law or statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company, the Operating Partnership or any of the Subsidiaries or any of their properties.

(v)    Each of the Company and the Operating Partnership has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or the Operating Partnership.

(w)   Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (1) neither the Company, the Operating Partnership nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, which is not in the ordinary course of business; (2) neither the Company nor the Operating Partnership has purchased any of their respective outstanding preferred stock, common stock, preferred units, common units or warrants, nor declared, paid or otherwise made any dividend or distribution of any kind on its respective capital; and (3) there has not been any material change in its respective capital, short-term debt or long-term debt of the Company, the Operating Partnership or the Subsidiaries, except in each case as described in or contemplated by the Time of Sale Prospectus.

(x)     The Operating Partnership or the Subsidiaries have good and indefeasible title in fee simple to all of the properties described under the section entitled “Properties” (Item 2) of the most recent Annual Report on Form 10-K of the Operating Partnership incorporated by reference in the Registration Statement (the “Properties”) and marketable title to all other property owned by each of them, in each case free and clear of any security interest, lien, mortgage, pledge, encumbrance, equity, claim and other defect, except liens which do not materially and adversely affect the value of such property and will not interfere with the use made or proposed to be made of such property by the Operating Partnership or such Subsidiary, and any and all real property and buildings held under lease by the Operating Partnership or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Operating Partnership or such Subsidiary, in each case except as described in the Time of Sale Prospectus.

(y)    No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z)     The Company, the Operating Partnership and their subsidiaries own or possess, or can acquire on reasonable terms, all material patents, trademarks, service marks, trade names, licenses, copyrights and proprietary and other confidential information currently employed by them in connection with their respective businesses, and none of the Company, the Operating Partnership nor any of their subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(aa)  The Company, the Operating Partnership and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; neither the Company, the Operating Partnership nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Operating Partnership nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have material adverse effect on the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(bb)  None of the Subsidiaries or the Operating Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Company or the Operating Partnership, as the case may be, from making any other distribution on such entity’s capital stock or other equity interest, from repaying to the Company or the Operating Partnership any loans or advances to such entity from the Company or Operating Partnership or from transferring any of such entity’s property or assets to the Company or the Operating Partnership or any of the other Subsidiaries, except as described in the Time of Sale Prospectus.

(cc)  The Company, the Operating Partnership and each of the Subsidiaries has complied with all laws, regulations and orders applicable to it or its respective business and properties except where the failure to so comply would not result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole; the Company, the Operating Partnership and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, municipal or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to possess the same would not result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole; and neither the Company, the Operating Partnership nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(dd)  There is and has been no failure on the part of the Company, the Operating Partnership or the Subsidiaries or any of the directors or officers of the Company, the Operating Partnership or the Subsidiaries, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans, Section 404 related to internal control over financial reporting and Sections 302 and 906 related to certifications.

(ee)  The Company and the Operating Partnership will each conduct their operations in a manner that will not subject them to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the transactions contemplated by this Agreement will not cause the

Company or the Operating Partnership to become an investment company subject to registration under the Investment Company Act.

(ff)    The Company, the Operating Partnership and each of their subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in the Time of Sale Prospectus.

(gg)  The Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the present and contemplated method of operation of the Company and its subsidiaries does and will enable the Company to meet the requirements for taxation as a REIT under the Code.

(hh)  None of the Company, the Operating Partnership nor any of their subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health and the Company, the Operating Partnership and their subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company, the Operating Partnership and each of their subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(ii)    Except for the partnership units of the Operating Partnership owned by the Company and the shares of capital stock of each of the Subsidiaries owned by the Operating Partnership or another Subsidiary, neither the Company, the Operating Partnership nor any of the Subsidiaries owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Time of Sale Prospectus.

(jj)    The Company, the Operating Partnership and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)  Neither the Company, the Operating Partnership nor any of the Subsidiaries is in violation of any term or provision of its Certificate of Formation, Articles of Incorporation, By-laws, partnership agreements or other organizational documents, as the case may be; no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, and the consummation of the transactions by this Agreement will not result in any default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which the Company, the Operating Partnership, the Subsidiaries or the Properties or any of their respective other properties is bound or may be affected except such as would not result in any material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole.

(ll)    The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(mm)  (A) None of the Company, the Operating Partnership nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would have a material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole; (B) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; (C) none of the Company, the Operating Partnership nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company, the Operating Partnership nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company, the Operating Partnership or any of the Subsidiaries that are required to be described in the Registration Statement, Time of Sale Prospectus or the Propspectus are disclosed therein; (E) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that would not have a material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole; and (F) no tenant under any lease pursuant to which the Operating Partnership or any of the Subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal which, if exercised, would not have a material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and except as provided by law.

(nn)  Except as otherwise disclosed in the Time of Sale Prospectus, (i) none of the Company, the Operating Partnership, any of the Subsidiaries nor, to the best knowledge of the Company and the Operating Partnership, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance with all applicable Environmental Statutes (as hereinafter defined) or by the Company, the Operating Partnership, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (ii) the Company and the Operating Partnership do not intend to use the Properties or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statutes or by the Company, the Operating Partnership, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (iii) none of the Company, the Operating Partnership nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Properties or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) none of the Company, the Operating Partnership nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Time of Sale Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (v) neither the Properties nor any other land owned by the Operating Partnership or any of the Subsidiaries is included or, to the best of the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or, to the best of the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(oo)  Each certificate signed by any officer of the Company or the Operating Partnership and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as the case may be, to the Underwriters as to the matters covered thereby.

2.     Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the Shares set forth in Schedule I hereto opposite its name at a price of $54.18 per share (the “Purchase Price”).

3.     Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.     Payment and Delivery.  Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares at 10:00 a.m., New York City time, on February 7, 2007, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date for the account of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.     Conditions to the Underwriters’ Obligations.  The obligations of the Underwriters are subject to the following conditions:

(a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)        there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (excluding any amendments or supplements thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)      The Underwriters shall have received a certificate, on behalf of the Company and the Operating Partnership, dated the Closing Date, of the chief executive officer or an executive vice president and the chief financial or accounting officer of the Company to the effect:

(i)       set forth in Section 5 (a) (i) and (ii) above;

(ii)      that the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct as if made on and as of the Closing Date; the Registration Statement, as amended as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and the Time of Sale Prospectus as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date; and

(iii)     that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose pursuant to Section 8A of the Securities Act or to this offering have been instituted or threatened or, to the best of the Company’s knowledge, are contemplated by the Commission.

(c)      Prior to the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(d)      The Underwriters shall have received on the Closing Date an opinion of Seyfarth Shaw LLP outside counsel for the Company, dated the Closing Date, to the effect that:

(i)        the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole;

(ii)       the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Operating Partnership and the Subsidiaries, taken as a whole.  Each of the Subsidiaries has been duly incorporated or formed and is validly existing as a general or limited partnership or corporation in good standing under the laws of the jurisdiction of its organization, and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Operating Partnership and the Subsidiaries, taken as a whole;

(iii)      the Company, the Operating Partnership and each of their subsidiaries have full power, corporate or other, to own or lease their respective properties and conduct their respective businesses as described in the Time of Sale Prospectus; and each of the Company and the Operating Partnership has full power, corporate or other, to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

(iv)      the Company has the authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(v)       the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement in exchange for the consideration therefor, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

(vi)      the issued shares of capital stock of each of the Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable, and all of the partnership interests in each Subsidiary that is a partnership are validly issued and fully paid. Except as described in the Time of Sale Prospectus, all of such shares and interests owned by the Operating Partnership or another Subsidiary are owned beneficially by the Operating Partnership or such Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, equity or claim;

(vii)     the Operating Partnership has an authorized, issued and outstanding capitalization as set forth in the Time of Sale Prospectus. All of the partnership interests of the Operating Partnership are validly issued and fully paid;

(viii)    the execution and delivery of this Agreement has been duly authorized by all necessary action, corporate or other, of the Company and the Operating Partnership and this Agreement has been duly executed and delivered by the Company and the Operating Partnership;

(ix)      no holders of outstanding shares of capital stock of the Company or the Operating Partnership are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and no holder of securities of the Company, the Operating Partnership or any Subsidiary has any right which has not been waived to require the Company or the Operating Partnership to register the offer or sale of any securities owned by such holder under the Securities Act in the public offering contemplated by this Agreement;

(x)       (A)   the Shares conform in all material respects to the descriptions thereof under the headings “Description of Common Stock” in the Time of Sale Prospectus, (B) the statements set forth under the heading “Underwriting” in the Prospectus and in Items 14 and 15 in the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings;

(xi)      (A)   no legal or governmental proceedings are pending to which the Company, the Operating Partnership, any of their respective subsidiaries, or any of their respective directors or officers in their capacity as such, is a party or to which the Properties or any other property of the Company, the Operating Partnership or any of their respective subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not described therein, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Company, the Operating Partnership or any of their respective subsidiaries or with respect to the Properties or any of their respective other properties and (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

(xii)     the issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company and the Operating Partnership with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws (as to which such counsel need not opine) or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Operating Partnership, the Company or any of their respective subsidiaries pursuant to (i) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Operating Partnership, the Company or any of their respective subsidiaries is a party or by which the Operating Partnership, the Company or any of their respective subsidiaries or the Properties or any other of their respective properties are bound except such as would not result in any material adverse effect in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, the Operating Partnership and its Subsidiaries, taken as a whole, or (ii) the agreement of limited partnership, articles of incorporation, by-laws or other organizational documents, as the case may be, of the Operating Partnership, the Company or any of their respective subsidiaries, or (iii) any law or statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or (to the best knowledge of such counsel) any arbitrator applicable to the Operating Partnership, the Company or any of their respective subsidiaries or any of the Properties except such as would not result in any material adverse effect in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, the Operating Partnership and its Subsidiaries, taken as a whole;

(xiii)    none of the Subsidiaries or the Operating Partnership is currently contractually prohibited, directly or indirectly, from paying any dividends to the Company or the Operating Partnership, as the case may be, from making any other distribution on such entity’s capital stock or other equity interests, from repaying to the Operating Partnership any loans or advances to such entity from the Operating Partnership or from transferring any of such entity’s property or assets to the Operating Partnership or any of the other Subsidiaries, except as described in the Time of Sale Prospectus;

(xiv)    to the best knowledge of such counsel, the Operating Partnership and the Subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state, municipal or foreign regulatory authorities necessary to conduct their respective businesses except for such certificates, authorizations, licenses and permits the failure of which to possess would not be expected to result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and neither the Company, the Operating Partnership nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus;

(xv)     neither the Operating Partnership nor the Company is subject to registration as an investment company under the Investment Company Act, and the transactions contemplated by this Agreement will not cause the Operating Partnership or the Company to become an investment company subject to registration under the Investment Company Act;

(xvi)    none of the Operating Partnership, the Company nor any of the Subsidiaries is in violation of any term or provision of its articles of incorporation, bylaws, partnership agreements or other organizational documents, as the case may be; no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, and the issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company and the Operating Partnership with the other provisions of this Agreement and the consummation of the other transactions herein and therein contemplated will not result in any default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage or deed of trust, or any material lease or other agreement or instrument known to such counsel after due inquiry to which the Operating Partnership and the Company or any of the Subsidiaries is a party or by which the Operating Partnership and the Company, any of the Subsidiaries, any of the Properties or any of their respective other properties is bound or may be affected except such as would not result in any material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, Operating Partnership and its subsidiaries, taken as a whole;

(xvii)        the Registration Statement is effective under the Securities Act; the Prospectus has been filed with the Commission in the manner and within the time period required by Rules 424(b); any Issuer Free Writing Prospectus has been filed with the Commission to the extent required by Rule 433 of the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or any post effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose pursuant to Section 8A of the Securities Act or this offering have been instituted or, to the best knowledge of such counsel, threatened by the Commission;

(xviii)       the Registration Statement originally filed with respect to the Shares and each amendment thereto, each free writing prospectus included in the Time of Sale Prospectus and the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder; and

(xix)         the statements set forth under the headings “Material United States Federal Income Tax Considerations” in the Basic Prospectus and “Certain United States Federal Income Tax Considerations to Holders of our Common Stock” in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings.

Such counsel shall also state that they have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Prospectus, as of the Time of Sale and the Closing Date, contains or contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, or that the Prospectus, as of the date of the Prospectus Supplement and the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, the Operating Partnership and public officials and, as to matters involving the application of laws of any jurisdiction other than the States of New York, New Jersey and Delaware or the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel including with respect to certain matters of Maryland law, the opinion of Maryland corporate counsel for the Company set forth in Section 5(e) below.  The foregoing opinion shall also state that the Underwriters is justified in relying upon such opinion of local counsel, and copies of such opinion shall be delivered to the Underwriters and counsel for the Underwriters.

(e)   The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland corporate counsel for the Company, dated the Closing Date, to the effect that:

(i)        the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland;

(ii)       the Company has full corporate power to own or lease its properties and conduct its business as described in the Time of Sale Prospectus; and the Company has full corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

(iii)      the Company has the authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus. The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv)      the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement in exchange for the consideration therefor, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under the Company’s charter or by-laws or the Maryland General Corporation Law (the “MGCL”);

(v)       the Company has the corporate power to act as the general partner of the Operating Partnership, and the execution and delivery of this Agreement by the Company in its own capacity and in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership has been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

(vi)      no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares under the Company’s charter, by-laws, or the MGCL;

(vii)     (A) the Shares conform as to legal matters in all material respects to the descriptions of the common stock under the headings “Description of Common Stock” in the Time of Sale Prospectus and (B) the statements set forth in Item 15 in the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings;

(viii)    to our knowledge, the Company is not a party to any action, suit or proceeding before any court or governmental authority of the State of

Maryland wherein an unfavorable decision, ruling or finding could not result in any material adverse effect in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, taken as a whole;

(ix)      the issuance and sale of the Shares by the Company, and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated thereby do not, and will not, result in any violation of:  (A) the provisions of the charter or by-laws of the Company; or (B) the provisions of the MGCL or, to our knowledge, any other laws of the State of Maryland (other than securities laws and tax laws as to which we express no opinion); or (C) to our knowledge, any judgment or order of any court or governmental authority of the State of Maryland applicable by name to the Company, except, in the case of clauses (B) and (C) above, for any such violations that would not result in any material adverse effect in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, taken as a whole; and

(x)       no consent, approval, authorization, registration or qualification of or with any governmental authority of the State of Maryland pursuant to the MGCL or, to our knowledge, any other laws of the State of Maryland (other than securities laws and tax laws as to which we express no opinion) is required in connection with the issuance and sale of the Shares and the compliance by the Company with the provisions of this Underwriting Agreement and the consummation of the transactions contemplated thereby, except for such as have been obtained, rendered, or complied with, as the case may be, or as would not result in any material adverse effect in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, taken as a whole.

(f)       The Underwriters shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

With respect to penultimate paragraph of Section 5(d) above, counsel for the Company may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Seyfarth Shaw LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)      The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters from PricewaterhouseCoopers LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)      The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

6.     Covenants of the Company.  The Company and the Operating Partnership covenants with each Underwriter as follows:

(a)      To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to the Underwriters during the period mentioned in Section  6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)      Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)      To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)      Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e)      If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)       If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)      To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)      To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)       To cause the Shares to be duly authorized for listing by the New York Stock Exchange.

(j)       To continue to use its best efforts to cause the Company to meet the requirements to qualify as a REIT under the Code.

(k)      Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) costs and expenses incident to listing the Shares on the NYSE and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(l)         To prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the restricted period set forth in Schedule II hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder or (b) the issuance by the Company of shares of Common Stock (i) upon the exercise of any options under any of the Company’s equity compensation plans that are issued and outstanding as of the date of this Agreement; (ii) upon the redemption of any units of limited partnership interest of the Operating Partnership that are issued and outstanding as of the date of this Agreement; (iii) pursuant to the Company’s Dividend Reinvestment Plan; or (iv) upon the redemption of phantom stock units pursuant to the Company’s Deferred Compensation Plan for Directors.

7.     Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriters.

8.     Indemnity and Contribution.  (a)  Each of the Company, and the Operating Partnership agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by the Underwriters through you expressly for use therein.

(b)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership and the Company’s directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)   To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Shares.  The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)   The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Operating Partnership or their respective officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.     Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.   Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date either of the Underwriters shall fail or refuse to purchase Shares that it has agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriter shall be obligated to purchase the Shares which such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Operating Partnership shall be unable to perform its obligations under this Agreement, the Company and the Operating Partnership will reimburse such Underwriter or Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided, however, that this paragraph shall not apply to any termination under Section 9 above, other than a termination under clause (ii) thereof.

11.   Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Operating Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)   The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.   Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.   Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.   Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Remainder of page intentionally left blank]

15.        Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to 343 Thornell Street, Edison, New Jersey 08837-2206.

Very truly yours,

MACK-CALI REALTY CORPORATION

By:	/s/ Mitchell E. Hersh
	Name:	Mitchell E. Hersh
	Title:	President and Chief Executive Officer

MACK-CALI REALTY, L.P.

By	:Mack-Cali Realty Corporation, its general partner

By:	/s/ Mitchell E. Hersh
	Name	Mitchell E. Hersh
	Title:	President and Chief Executive Officer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

By:	/s/ Todd J. Singer
	Name:	Todd J. Singer
	Title:	Executive Director

Goldman, Sachs & Co.

/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

SCHEDULE I

Underwriter	Number of Shares To Be Purchased

Morgan Stanley & Co. Incorporated	4,185,000
Goldman, Sachs & Co.	465,000

Total:	4,650,000

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SCHEDULE II

Registration Statement No.: 333-44433

Time of Sale Prospectus:

1. Basic Prospectus issued dated July 12, 2004

2. Free Writing Prospectus dated February 1, 2007

Lock up Restricted Period: 45 days

Title of Shares to be purchased: Common stock

Number of Shares: 4,650,000

Purchase Price: $54.18

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EXHIBIT A

FORM OF LOCK-UP LETTER

February 1, 2007

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
c/o Morgan Stanley & Co.
1585 Broadway
New York, NY 10036

Ladies and Gentleman:

The undersigned understands that Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Mack-Cali Realty Corporation, a Maryland corporation qualified as a real estate investment trust (the “Company”) and its subsidiary, Mack-Cali Realty, L.P., a Delaware limited partnership, of which the Company is the general partner (the “Operating Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters of 4,650,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a

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bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 45 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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